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                                                                 Exhibit 99.1


DAVID NUSSBAUM NAMED CEO OF PENTON MEDIA;
ROYCE YUDKOFF APPOINTED NON-EXECUTIVE CHAIRMAN

CLEVELAND, OH - June 21, 2004 - Penton Media, Inc. (OTCBB: PTON) announced today the appointment of David B. Nussbaum as chief executive officer, effective July 1, 2004. Nussbaum, 46, succeeds Thomas L. Kemp, who will be leaving the Company after a brief period to effect an orderly transition. The Company announced in March that Kemp would be leaving his role later in the year, and that a search for his successor was being initiated.

Additionally, Penton's Board named Royce Yudkoff non-executive chairman. Yudkoff, 48, is a co-founder of ABRY Partners, an investment holding company based in Boston, and currently serves as its president and managing partner. Penton announced on June 14, 2004, that the Company's preferred stockholders had appointed Yudkoff a director to replace Daniel C. Budde, who resigned effective June 11.

Nussbaum is an executive vice president of Penton Media, Inc. and president of Penton's Technology & Lifestyle Media Division, which represents slightly more than half of the Company's revenues and operating cash flow. Nussbaum's current responsibilities include New Hope Natural Media, Penton Media Europe, the IT Media Group, the Electronics OEM Group, and the Business Technology Group. He served as a director on Penton's Board from May 2000 through April 2003.

Nussbaum joined Penton in 1998 after an 18-year career with Miller Freeman, Inc., another global business-to-business media company. At the time of his departure, Nussbaum was a senior vice president of Miller Freeman with responsibility for its New York Division, which included more than 25 trade magazines and 25 trade shows serving several market sectors.

Nussbaum's appointment resulted from a national search conducted by The Cheyenne Group under the direction of a special committee of independent directors of the Company.

"After an extensive review of candidates, the Board came to the conclusion that David Nussbaum was the most qualified candidate for Penton's CEO role," said Hannah Craven, managing director of Sandler Capital Management and a member of the search committee. "We believe that David's intimate knowledge of the Company and its markets, his extensive experience in business-to-business media, and his strategic vision for Penton's future made him the best candidate for this leadership role."

King Harris, vice-chairman of the Board, said, "We would like to thank Tom for his leadership of Penton during his eight years of tenure. We appreciate his professionalism in assuring a smooth transition to the new leadership of the Company."



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Nussbaum Appointed CEO of Penton Media, June 21, 2004, page 2 of 2



ABOUT PENTON MEDIA

Penton Media (www.penton.com) is a diversified business-to-business media company that provides high-quality content and integrated marketing solutions to the following industries: aviation; design/engineering; electronics; food/retail; government/compliance; business technology/enterprise IT; leisure/hospitality; manufacturing; mechanical systems/construction; health/nutrition and natural and organic products; and supply chain. Founded in 1892, Penton produces market-focused magazines, trade shows, conferences and online media, and provides a broad range of custom media and direct marketing solutions for business-to-business customers worldwide.


FORWARD-LOOKING STATEMENTS

This press release includes statements that may be deemed as forward-looking statements that involve risks and uncertainties. Although management of Penton believes that its expectations are based upon reasonable assumptions within the bounds of its knowledge of Penton's business, there can be no assurance that the Company's financial goals will be realized. Numerous factors may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. Factors that could cause actual results to differ materially include: the transition of executive management of the Company; fluctuations in advertising revenue with general economic cycles; the performance of Penton's natural products industry trade shows; the seasonality of revenue from publishing and trade shows and conferences; the success of new products; increases in paper and postage costs; the infringement or invalidation of Penton's intellectual property rights; and other such factors listed from time to time in Penton's reports filed with the Securities and Exchange Commission. Penton does not undertake any obligation to publicly update or revise any forward-looking statements that arise after the date of this release, whether as a result of new information, future events or otherwise. Please refer to Penton's most recent quarterly report on Form 10-Q and annual report on Form 10-K, and any subsequently filed reports on Form 10-Q and Form 8-K, as well as its other filings with the Securities and Exchange Commission, for a complete discussion of risks and other factors that could cause actual results to differ materially from those contained in this press release.


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